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                                                                     Exhibit 5.1


                            [BAKER BOTTS LETTERHEAD]

                                  April 3, 2003

NCR Corporation
1700 South Patterson Blvd.
Dayton, Ohio 45479

     Re: Registration Statement on Form S-4 relating to 7.125% Senior Notes due 2009

Ladies and Gentlemen:

          Reference is made to the Registration Statement on Form S-4 (the "Registration Statement") to be filed by NCR Corporation, a Maryland corporation ("NCR"), with the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the registration under the Act of $300,000,000 aggregate principal amount of 7.125% Senior Notes due 2009 (the "New Notes") to be offered by NCR in exchange (the "Exchange Offer") for a like principal amount of its issued and outstanding 7.125% Senior Notes due 2009 (the "Outstanding Notes"). As set forth in the Registration Statement, we are passing upon certain legal matters for NCR in connection with the Exchange Offer. The New Notes are to be issued under an Indenture dated as of June 1, 2002 between NCR and The Bank of New York, as trustee, as supplemented by Supplemental Indenture No. 1 thereto, dated as of June 6, 2002 (collectively the "Indenture"). At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

          In our capacity as counsel to NCR in connection with the Exchange Offer, we have examined each of (i) NCR's Articles of Amendment and Restatement and Amended and Restated Bylaws, each as amended to date; (ii) the Indenture; and (iii) the originals, or copies certified or otherwise identified, of corporate records of NCR, including minute books of NCR as furnished to us by NCR, certificates of public officials and of representatives of NCR, statutes and other instruments and documents as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certain certificates of officers of NCR with respect to the accuracy of the material factual matters contained in such certificates. We have assumed that all signatures on documents examined by us are genuine, all documents submitted to us are authentic and all documents submitted as certified or photostatic copies conform to the originals thereof.

          On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that when
(i) the Registration Statement has become effective under the Act and (ii) the New Notes have been duly executed, authenticated and delivered in accordance with the provisions of the Indenture and issued in exchange for

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NCR Corporation
April 3, 2003
Page 2

Outstanding Notes pursuant to, and in accordance with the terms of, the Exchange Offer as contemplated in the Registration Statement:

          1. The Indenture has been duly authorized, executed and delivered by NCR and the New Notes will constitute legal, valid and binding obligations of NCR enforceable against NCR in accordance with their terms, except as the same may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general principles of equity and public policy (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          2. The statements in the Registration Statement under the caption "United States Federal Tax Consequences" insofar as such statements constitute summaries of legal matters fairly summarize in all material respects the matters referred to therein.

          The opinions set forth above are limited in all respects to the laws of the State of New York, State of Maryland, and applicable federal laws of the United States, each as in effect on the date hereof. This opinion speaks as of the date hereof, and we disclaim any obligation to update this opinion.

          We hereby consent to the filing of this opinion of counsel as Exhibit
5.1 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                             Very truly yours,

                                             /s/ Baker Botts L.L.P.

                                             BAKER BOTTS L.L.P.

                                                  /s/ By James R. Doty